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Exhibit 99.2

ELK COUNTY SAVINGS AND LOAN ASSOCIATION
REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Elk County Savings and Loan Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members to be held on the    th day of                 , 2008 and a Proxy Statement for the Special Meeting prior to signing this proxy.

Signature:	Date:
Signature:	Date:
NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.

IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope.
FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN AND AGAINST THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

COMPANY LOGO

(1)     Dollar Amount You Wish to Purchase:

$

Minimum Dollar Amount: ($400). Maximum Dollar Amount: ($250,000). See instructions on Reverse Side

(2a)   Method of Payment—Check or Money Order

Enclosed is a personal check, bank check or money order made payable to Emclaire Financial Corp.	$.00

(2b)   Method of Payment—Deposit Account Withdrawal

Elk County Savings and Loan Assoc. Account Number(s)			Withdrawal Amount(s)
MARK THE	Savings	☐
ACCOUNT TYPE	CD	☐	$.00
MARK THE	Savings	☐
ACCOUNT TYPE	CD	☐	$.00
MARK THE	Savings	☐
ACCOUNT TYPE	CD	☐	$.00
Total Withdrawal			$.00

SEND OVERNIGHT PACKAGES TO:
Attn: Stock Information Center
211 Bradenton Avenue
Dublin, OH 43017
(877) 298-6520

ORDER DEADLINE: The Subscription Offering ends at                        , Eastern time, on            , 2008. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Emclaire Financial Corp. reserves the right to accept or reject improper order forms.

(3)     Purchaser Information (check one)

a.☐
Eligible Account Holder—Check here if you were a depositor with at least $50 on deposit with Elk County as of March 31, 2007. Enter information in Section 8 for all deposit accounts that you had at Elk County on March 31, 2007.

b.☐
Supplemental Eligible Account Holder—Check here if you were a depositor with at least $50 on deposit with Elk County as of June 30, 2008 but not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Elk County as of June 30, 2008.

c.☐
Other Members—Check here if you were a depositor of Elk County as of             , 2008, who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories.

d.☐
Local Community—People or trusts for the benefit of people who are residents of Elk County, PA.

e.☐
Shareholders of Emclaire Financial Corp. as of                                    , 2008

f.☐
General Public

(4)     Check if you (or a household family member) are a: ☐ Director or Officer of Elk County                ☐ Employee of Elk County

(5)     Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 6), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(6)     Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(7)     Stock Registration—Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust—Under Agreement Dated

Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #
(8)
Qualifying Accounts:    You should list any accounts that you may have or had with Elk County in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

(9)
Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by Emclaire Financial Corp. no later than                        , Eastern time, on                        , 2008, otherwise, this Order Form will be voidable. I agree that after receipt by Emclaire Financial Corp., this Order Form may not be modified or cancelled without Emclaire Financial Corp.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured, and is not guaranteed by Emclaire Financial Corp., Elk County Savings and Loan Association or by the federal government. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call Thomas A. Barnes at the Office of Thrift Supervision's Central Regional Office at (312) 917-5000. I further certify that, before purchasing the common stock of Emclaire Financial Corp., that I received the Prospectus dated                        , 2008.

The Prospectus that I received, dated            , 2008 contains disclosure concerning the nature of the common stock being offered by Emclaire Financial Corp. and describes, in the Risk Factors section beginning on page    of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

  1.
  Deterioration of Economic Conditions in our Geographic Market Area Could Hurt Our Business

  2.
  Future Changes in Interest Rates Could Negatively Affect Our Financial Performance

  3.
  We Operate in a Highly Regulated Environment and We May Be Adversely Affected By Any Changes in Laws and Regulations

  4.
  We May Suffer Losses in Our Loan Portfolio Despite Our Underwriting Practices

  5.
  There Are Increased Risks Involved With Commercial Real Estate and Commercial Business and Consumer Lending Activities

  6.
  Our Allowance for Loan Losses on Loans May Not Be Adequate to Cover Probable Losses

  7.
  Strong Competition Within Our Market Area May Limit Our Growth and Profitability

  8.
  We operate in a highly regulated environment, and we may be adversely affected by negative examination results and changes in laws and regulations.

  9.
  You May Not Be Able to Sell Your Shares When You Desire, At or Above Our Offering Price

  10.
  We Cannot Guarantee the Maintenance of an Established Trading Market for Our Securities

  11.
  You May Not Be Able to Profit from the Sale or a Merger of Emclaire Because of Provisions in Our Charter Documents and Other Laws and Regulations

  12.
  Purchasers of Our Common Stock Will Experience Immediate Dilution

YOUR ORDER IS NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 2b OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)

For Internal Use Only

REC'D	/	CHECK#	$	CHECK#	$	BATCH #	ORDER #	CATEGORY

ELK COUNTY SAVINGS AND LOAN ASSOCIATION                                                             REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ELK COUNTY SAVINGS AND LOAN ASSOCIATION FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON                         , 2008, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE "FOR" THE APPROVAL OF THE OFFERING AND THE CONVERSION MERGER.

The undersigned, being a member of Elk County Savings and Loan Association, hereby authorizes the Board of Directors of Elk County or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Elk County to be held at                        , on                        , 2008 at                        , Eastern time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

  (1)
  Approval of the Offering and Conversion Merger. The approval of the Offering to convert Elk County from a Pennsylvania-chartered mutual savings association to a Pennsylvania-chartered stock savings association, with Emclaire Financial Corp. acquiring 1,000 shares of common stock of Elk County issued in the conversion immediately following the conversion and Elk County merging with and into The Farmers National Bank of Emlenton immediately following the acquisition.

☐ FOR	☐ AGAINST
  (2)
  To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

☐ FOR	☐ AGAINST

This proxy, if properly executed, will be voted in accordance with your instructions. If no instructions are given, this proxy, properly signed and dated, will be voted "FOR" adoption of the plan of conversion and "FOR" establishment and funding of the charitable foundation, and if necessary, for adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

Emclaire Financial Corp.
Order Form Instructions

Item 1—Fill in the dollar amount you wish to subscribe for. The minimum dollar amount of shares of common stock that may be purchased is $400. The maximum amount of common stock that may be purchased in the offering by any person, by him or herself, or with an associate or group of persons acting in concert, may not exceed $250,000. [INSERT LANGUAGE ON FINAL PRICE CALCULATION] For additional information, see "THE OFFERING AND THE CONVERSION MERGER" in the prospectus.

Item 2a—Payment for shares may be made by check, bank draft or money order payable to Emclaire Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at Elk County's passbook savings rate until the stock offering is completed.

Item 2b—To pay by withdrawal from a deposit account or certificate of deposit at Elk County insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Elk County will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 3—Please check the appropriate box to tell us the earliest of the three dates that applies to you, or the local or general public boxes if you were not a depositor on any of the key dates.

Item 4—Please check one of these boxes if you are a director, officer or employee of Elk County or a member of such person's household.

Item 5—Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 6, you may not be eligible to purchase more shares.

Item 6—Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated                                    , 2008, please see the section entitled "The Offering and Conversion Merger—Limitations on Purchases of Shares" for more information regarding the definition of "associate" and "acting in concert"

Item 7—The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Emclaire Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (877) 298-6520. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

Individual—The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants—Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common—Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co- tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account—Individual Retirement Account ("IRA") holders may only make stock purchases from their existing IRA if it is a self-directed IRA. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA's:	On Name Line 1—list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2—FBO (for benefit of) YOUR NAME [IRA a/c #            ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee's, as the trustee directs.
Please list your phone numbers.

Uniform Transfers To Minors Act—For residents of Pennsylvania and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents of California, Delaware, Puerto Rico, South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA:	On Name Line 1—print the name of the custodian followed by the abbreviation "CUST"
On Name Line 2—FBO (for benefit of) followed by the name of the minor, followed by UTMA-PA
(or your state's abbreviation) or UGMA-CA (or your state's abbreviation)
List only the minor's social security number on the form.

Corporation/Partnership—Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.

Fiduciary/Trust—Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 8—You should list any qualifying accounts that you have or may have had with Elk County in the box located under the heading "Qualifying Accounts". For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation's account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 9—Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 2b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated                        , 2008 carefully before making an investment decision.

Should you have any questions, please call our Stock Information Center at (877) 298-6520, Monday through Friday from 8:30 a.m. to 5:30 p.m. Eastern Time.

QuickLinks

  Exhibit 99.2
Emclaire Financial Corp. Order Form Instructions